NUMBER

OF 5782

SHARES

OCONEE FINANCIAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

CUSIP 675608 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS IS
TO CERTIFY
THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF TWO DOLLARS ($2.00) EACH, OF

OCONEE FINANCIAL CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile Corporate Seal to be hereunto affixed.

Dated:

CORPORATE SECRETARY

OCONEE FINANCIAL CORPORATION CORPORATE SEAL GEORGIA

PRESIDENT

COUNTERSIGNED

OCONEE STATE BANK
(Watkinsville, Georgia)

TRANSFER AGENT

BY

AUTHORIZED SIGNATURE